Exhibit 1.1.1

Registration stamp by inspection # 7740 of the Russian ministry of taxes and collection on state registration # 2047740000130, of March 03, 2004

APPROVED

by the Board of Directors of

Open Joint-Stock Company

Vimpel-Communications

Protocol No. 4, dated February 18, 2004

A.V. Izosimov, General Director

SIGNATURE, SEAL

AMENDMENT No. 1

TO THE CHARTER OF OPEN JOINT-STOCK COMPANY

VIMPEL-COMMUNICATIONS

1. Clause 5.3 of the Charter shall read as follows:

The Company may create branches and open representative offices in the Russian Federation subject to compliance with requirements of the Russian Federation. The company has branches in Abakan, Archangelsk, Astrakhan, Barnaul, Belgorod, Bryansk, Vladikavkaz, Vladimir, Volgograd, Vologda, Voronezh, Ivanovo, Ioshkar-Ola, Kazan, Kaluga, Kemerovo, Kostroma, Krasnodar, Krasnoyarsk, Kursk, Kyzyl, Lipetsk, Makhachkala, Murmansk, Nazran, Nalchik, Nizhni Novgorod, Novgorod, Novosibirsk, Norilsk, Omsk, Orel, Penza, Petrozavodsk, Pskov, Rostov-na-Donu, Ryazan, Samara, Saint-Petersburg, Saransk, Saratov, Smolensk, Stavropol, Tambov, Tver, Tomsk, Tula, Ulyanovsk, Ufa, Cheboksary, Cherkessk, Elista, Yaroslavl.